DHI Group, Inc. Announces Strategic Reorganization Separating the Dice and ClearanceJobs Businesses to Better Capitalize on Unique Market Dynamics

Centennial, Colo – January 13, 2025 -- DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), today announced a strategic reorganization, restructuring its operations into two distinct divisions. This reorganization aims to provide dedicated leadership for each brand —Dice (Dice.com) and ClearanceJobs (ClearanceJobs.com)—to foster a unified vision and strategy tailored to their respective market dynamics.

The reorganization is expected to be largely complete by February 2025 and aims to achieve the following:

•Reduce DHI’s total workforce by approximately 8% primarily by adjusting team structure and mid-level management.
•Establish a line-of-business structure that aligns sales, marketing, and product development functions under dedicated brand leaders, lessening functional overlap while maintaining centralized support for human resources, finance, and technology operations to efficiently manage employees, business systems and public company obligations.

“As our business developed over the past few years, I’ve come to see that Dice and ClearanceJobs are better positioned for success when each brand operates with a clear focus and a strategy tailored to their respective markets,” said Art Zeile, CEO of DHI Group, Inc. “With the support of our board of directors, we have decided to separate the Dice and ClearanceJobs organizations. This move is designed to better deliver results for our shareholders, maximize profitability, and provide stronger long-term strategic options.”

Under the new corporate structure, the key leadership changes include:

•Paul Farnsworth, currently serving as Chief Technology Officer, will assume an expanded role as President of Dice, with responsibility for overseeing sales, marketing, and product development.
•Alex Schildt, currently Vice President of Sales for ClearanceJobs, will take on an expanded role as President of ClearanceJobs, overseeing sales, marketing, and product development.

The Company estimates that it will incur approximately $2.2 million in cash charges related to employee severance and benefits and expects all of the $2.2 million to be future cash expenditures. All charges are expected to be recognized in the first quarter of 2025 while the related cash payments are expected to be substantially completed by the third quarter of 2025. The restructuring is expected to generate annual cost savings of approximately $4.0 million to $6.0 million. The savings will begin to be realized immediately subsequent to the restructuring.

In connection with the reorganization, the Company is realigning its reporting structure and will reevaluate its operating segments.

DHI Group, Inc. – About Us

DHI Group, Inc (NYSE: DHX) is a provider of AI-powered career marketplaces that focus on technology roles. DHI’s two brands, Dice and ClearanceJobs, enable recruiters and hiring managers to efficiently search for and connect with highly skilled technology professionals based on the skills requested. The Company’s patented algorithm manages over 100,000 unique technology skills. Additionally, our marketplaces allow tech professionals to find their ideal next career opportunity, with relevant advice and personalized insights. Learn more at www.dhigroupinc.com.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future financial condition, liquidity and results of operations, including expectations (financial or otherwise), our strategy, plans, objectives, and intentions, growth potential, and statements regarding our 2025 financial outlook. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” "target" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, uncertainty in respect to the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
PondelWilkinson, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
212-448-8288
media@dhigroupinc.com